Exhibit 99.1

NEWS RELEASE

CONTACTS:	ALLERGAN:

Investors:

Lisa DeFrancesco

(862) 261-7152

Media:

Mark Marmur

(862) 261-7558

Vitae:

Investors:

Richard S. Morris

Chief Financial Officer

(215) 461-2000

Westwicke Partners

John Woolford

(443) 213-0506

Media:

6 Degrees PR

Tony Plohoros

(908) 591-2839

Allergan to Acquire Vitae Pharmaceuticals Adding Innovative Development Programs for Dermatologic Conditions

— Acquisition Adds Differentiated Development Programs to Strengthen Allergan’s Medical Dermatology Pipeline —

— VTP-43742, First-in-Class Oral RORγt Inhibitor for Potential Treatment of Psoriasis, Other Autoimmune Disorders —

— VTP-38543, Topical LXRβ Agonist, Unique Mechanism of Action for Potential Treatment of Atopic Dermatitis —

— Vitae’s Contour Drug Discovery Platform and Team Bolsters Allergan’s Discovery Research Capabilities —

DUBLIN, IRELAND and FORT WASHINGTON, PA — September 14, 2016 — Allergan plc (NYSE: AGN), a leading global pharmaceutical company, and Vitae Pharmaceuticals, Inc. (NASDAQ:VTAE), a clinical-stage biotechnology company, today announced that they have entered into a definitive agreement under which Allergan will acquire Vitae for $21.00 per share, in cash, for a total transaction value of approximately $639 million. The Boards of Directors of both companies have unanimously approved the transaction.

The acquisition will strengthen Allergan’s dermatology product pipeline, with the addition of VTP-43742, a Phase 2 first-in-class, orally active RORγt (retinoic acid receptor-related orphan receptor gamma) inhibitor for the potential treatment of psoriasis and other autoimmune disorders. VTP-43742 acts through the potent inhibition of IL-17 activity. In preclinical studies, VTP-43742 has been observed to inhibit RORγt activity, is highly selective versus other ROR isotypes and may provide a treatment that could be administered as a once-daily oral dose. The compound recently completed a Phase 2 proof-of-concept multiple ascending dose trial in patients with moderate to severe psoriasis.

The acquisition also adds VTP-38543, a topical LXRβ (Liver X Receptor beta) selective agonist for the potential treatment of atopic dermatitis. It is believed that VTP-38543 works by decreasing inflammation in damaged skin tissue and repairing the damaged outer layer of skin. VTP-38543 is currently in a Phase 2a proof-of-concept clinical trial assessing the safety, tolerability and efficacy in patients with mild to moderate atopic dermatitis.

Vitae has developed and utilizes its Contour® structure-based drug design platform to discover product candidates for validated therapeutic targets where biopharmaceutical research and development has traditionally struggled to develop drugs due to challenges related to potency, selectivity and pharmacokinetics. This has provided Vitae’s R&D team the ability to create first-in-class product candidates for challenging therapeutic targets.

“The acquisition of Vitae is a strategic investment for Allergan that adds strength and depth to our innovative medical dermatology franchise,” said Brent Saunders, CEO and President of Allergan.  “Vitae has pioneered the discovery and development of highly differentiated first-in-class compounds in atopic dermatitis, psoriasis and autoimmune diseases, areas of medicine where innovation is needed for patients.”

“The Vitae team has been tremendously successful in discovering and conducting early development work in areas of medicine that can benefit from significant innovation,” said Jeff Hatfield, President and Chief Executive Officer of Vitae. “Allergan has a long track record in developing and commercializing innovative dermatologic treatments. I believe our programs will be poised for successful development as part of Allergan’s portfolio. I am very proud of the tremendous contributions of our research teams and the clinical community who have led the discovery and development of our pipeline programs, and I thank them for their dedication to this science that may one day help many patients with dermatologic conditions, autoimmune disorders and potentially other conditions.”

“Both the VTP-43742 and VTP-38543 programs offer the potential for highly differentiated mechanisms of action for the treatment of dermatologic conditions where patients are underserved by currently approved treatments,” said David Nicholson, Chief Research & Development Officer, Allergan.  “In addition, Vitae’s novel Contour drug discovery platform and its team, which have been instrumental in the discovery of novel ‘difficult to drug’ compounds, will be highly complementary to Allergan’s existing R&D discovery efforts in key therapeutic areas.”

Under the terms of the merger agreement, a subsidiary of Allergan will commence a cash tender offer to purchase all of the outstanding shares of Vitae common stock for $21.00 per share. The closing of the tender offer is subject to customary closing conditions, including U.S. antitrust clearance and the tender of a majority of the outstanding shares of Vitae common stock. The merger agreement contemplates that Allergan will acquire any shares of Vitae that are not tendered into the offer through a second-step merger, which will be completed promptly following the closing of the tender offer. Pending approvals, Allergan anticipates closing the transaction by the end of 2016.

Additional information about Vitae, VTP-43742 and VTP-38543, as well as the unmet medical need in the treatment of psoriasis and atopic dermatitis, is available as a slide presentation on the Allergan web site at http://ir.allergan.com.

Debevoise & Plimpton LLP is serving as Allergan’s legal counsel. J.P. Morgan is serving as financial advisor to Vitae and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is serving as Vitae’s legal counsel.

About Psoriasis

Psoriasis, which affects approximately 7.5 million people in the U.S., is a chronic autoimmune disorder affecting the skin. It causes cells to rapidly multiply and build up on the skin’s surface, resulting in red scaly patches that are often itchy and painful. Increased activity of a class of lymphocytes called Th17 cells, and the subsequent excess production of pro-inflammatory cytokines, including IL-17A and IL-17F, by those cells are critical parts of the pathophysiology of psoriasis. RORγt is a nuclear hormone receptor that is essential for the formation and function of Th17 cells.

About Atopic Dermatitis

Atopic dermatitis (AD) is a skin condition affecting approximately 17.5 million infants, adolescents and adults in the U.S. It is characterized by intense itching and is caused by both inflammation and a breakdown of the skin’s barrier function. Activation of LXR in skin keratinocytes, the most common cell type in the outer layer of skin, has been shown to increase the formation of corneocytes and the production of lamellar lipids. LXR activation also has been shown to have an anti-inflammatory effect in skin equivalent to a high potency corticosteroid.

About Allergan plc

Allergan plc (NYSE: AGN), headquartered in Dublin, Ireland, is a bold, global pharmaceutical company and a leader in a new industry model — Growth Pharma.  Allergan is focused on developing, manufacturing and commercializing branded pharmaceuticals, devices and biologic products for patients around the world.

Allergan markets a portfolio of leading brands and best-in-class products for the central nervous system, eye care, medical aesthetics and dermatology, gastroenterology, women’s health, urology and anti-infective therapeutic categories.

Allergan is an industry leader in Open Science, the Company’s R&D model, which defines our approach to identifying and developing game-changing ideas and innovation for better patient care. This approach has led to Allergan building one of the broadest development pipelines in the pharmaceutical industry with 65+ mid-to-late stage pipeline programs in development.

Our Company’s success is powered by our more than 15,000 global colleagues’ commitment to being Bold for Life. Together, we build bridges, power ideas, act fast and drive results for our customers and patients around the world by always doing what it is right.

With commercial operations in approximately 100 countries, Allergan is committed to working with physicians, healthcare providers and patients to deliver innovative and meaningful treatments that help people around the world live healthier lives everyday.

For more information, visit Allergan’s website at www.Allergan.com.

About Vitae Pharmaceuticals

Vitae Pharmaceuticals is a clinical-stage biotechnology company developing first-in-class product candidates with potential to transform the treatment paradigm for patients with significant unmet medical needs. Initial indications being pursued include psoriasis, other autoimmune disorders, and atopic dermatitis. Vitae’s lead clinical assets include VTP-43742, an oral RORyt inhibitor currently being studied in patients with moderate to severe psoriasis, and VTP-38543, an LXRβ selective agonist being studied in patients with mild to moderate atopic dermatitis.

For additional information, please visit the company’s website at www.vitaepharma.com.

Allergan Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this press release that refer to future events or other non-historical facts are forward-looking statements that reflect Allergan’s current perspective of existing trends and information as of the date of this release. Except as expressly required by law, Allergan disclaims any intent or obligation to update these forward-looking statements. Actual results may differ materially from Allergan’s current expectations depending upon a number of factors affecting Allergan’s business. These factors include, among others, the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; market acceptance of and continued demand for Allergan’s products; difficulties or delays in manufacturing; and other risks and uncertainties detailed in Allergan’s periodic public filings with the Securities and Exchange Commission, including but not limited to Allergan’s Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 (such periodic public filings having been filed under the “Actavis plc” name). Except as expressly required by law, Allergan disclaims any intent or obligation to update these forward-looking statements.

Vitae Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” relating to the acquisition of Vitae by Allergan. Such forward-looking statements include the ability of Vitae, Parent and Merger Sub to complete the transactions contemplated by the merger agreement, including the parties’ ability to satisfy the conditions to the consummation of the offer and the other conditions set forth in the merger agreement and the possibility of any termination of the merger agreement. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the offer and the subsequent merger; uncertainties as to how many of Vitae’s stockholders will tender their shares in the offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the offer or the merger may not be satisfied or waived; the effects of disruption from the transactions contemplated by the merger agreement on Vitae’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the risk that stockholder litigation in connection with the offer or the merger may result in significant costs of defense, indemnification and liability; other uncertainties pertaining to the business of Vitae, including those set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Vitae’s Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, which are on file with the Securities and Exchange Commission and available on the Securities and Exchange Commission’s website at www.sec.gov. In addition to the risks described above and in Vitae’s other filings with the Securities and Exchange Commission, other unknown or unpredictable factors could also affect Vitae’s results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information contained in this press release is provided only as of the date of this report, and Vitae undertakes no obligation to update any forward-looking statements either contained in or incorporated by reference into this report on account of new information, future events, or otherwise, except as required by law..

Notice to Investors

The tender offer for the outstanding common stock of Vitae referred to in this press release has not yet commenced. The description contained in this press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Vitae common stock will be made pursuant to an offer to purchase and related materials that Allergan intends to file with the Securities and Exchange Commission. At the time the offer is commenced, Allergan will file a tender offer statement on Schedule TO with the Securities and Exchange Commission, and thereafter Vitae will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. Additionally, Vitae and Allergan will file other relevant materials in connection with the proposed acquisition of Vitae by Allergan pursuant to the terms of the merger agreement. These materials will be sent free of charge to all stockholders of Vitae when available. In addition, all of these materials (and all other materials filed by Vitae with the Securities and Exchange Commission) will be available at no charge from the Securities and Exchange Commission through its website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents will be made available by Allergan and when available may be obtained by directing a request to Allergan’s Investor Relations Department at (862) 261-7488. Investors and security holders may also obtain free copies of the documents filed with the Securities and Exchange Commission by Vitae by contacting Vitae Investor Relations at (215) 461-2000.

INVESTORS AND SHAREHOLDERS OF VITAE ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER OR MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.